EXHIBIT 5.1

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4405
                                  212 838 1177
                                FAX 212 838 9190

                                January 15, 2003

Hometown Auto Retailers, Inc.
774 Straits Turnpike
Watertown, Connecticut 06795

          Re: Amendment No. 4 to the Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Hometown Auto Retailers, Inc., a Delaware corporation ("Hometown"), in connection with the preparation of Amendment No. 4 to the registration statement on Form S-3 (the "registration statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by the selling stockholders of up to 1,662,494 shares of Class A common stock, par value $.001 per share (the "common stock"), of Hometown.

      In this regard, we have reviewed the Certificate of Incorporation of Hometown, as amended, resolutions adopted by Hometown's Board of Directors, the registration statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that each share of common stock included in the registration statement has been duly authorized for issuance and is now, or when issued upon exercise of or pursuant to the terms of the instruments which they underlie will be, legally issued, fully paid and non-assessable.

      Members of Morse, Zelnick, Rose & Lander, LLP own in the aggregate, 95,000 shares of Hometown's common stock.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                        Very truly yours,


                                        /s/ Morse, Zelnick, Rose & Lander, LLP
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                                        Morse, Zelnick, Rose & Lander, LLP